EXHIBIT 32.2

               CERTIFICATES OF CHIEF FINANCIAL OFFICER PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003 (18 U.S.C. 1350)


     Solely for the purposes of complying with 18 U.S.C. ss. 1350, I, the undersigned Chief Financial Officer of Century Pacific Financial Corporation (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-QSB of the Company for the quarter ended December 31, 2004 (the "Report"):

     1. Fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934: and

     2. That information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ David Hadley
---------------------------------
David Hadley
Chief Financial Officer
February 14, 2005